Exhibit 4.1

                   Advisory and Consulting Agreement Summary

                                      Number of Options
                                      ------------------

           4.1(a)                     3,000,000

           4.1(b)                       500,000

           4.1(c)                       500,000

           4.1(d)                     1,000,000

           4.1(e)                       400,000

           4.1(f)                       400,000

           4.1(g)                       200,000

                                      ---------

     Total                            6,000,000
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